                                  SCHEDULE 14A
                                 (RULE 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT

                            SCHEDULE 14A INFORMATION

          PROXY STATEMENT PURSUANT TO SECTION 14(a) OF THE SECURITIES
                    EXCHANGE ACT OF 1934 (AMENDMENT NO.   )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [ ]

Check the appropriate box:

[ ]  Preliminary Proxy Statement
[X]  Definitive Proxy Statement
[ ]  Definitive Additional Materials
[ ]  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12
[ ]  Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

                             SouthTrust Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[ ]  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.

     (1)  Title of each class of securities to which transaction applies:

        ------------------------------------------------------------------------

     (2)  Aggregate number of securities to which transaction applies:

        ------------------------------------------------------------------------

     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

--------------------------------------------------------------------------------

     (4)  Proposed maximum aggregate value of transaction:

        ------------------------------------------------------------------------

     (5)  Total fee paid:

        ------------------------------------------------------------------------

[ ]  Fee paid previously with preliminary materials.

[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1)  Amount Previously Paid:

        ------------------------------------------------------------------------

     (2)  Form, Schedule or Registration Statement No.:

        ------------------------------------------------------------------------

     (3)  Filing Party:

        ------------------------------------------------------------------------

     (4)  Date Filed:

        ------------------------------------------------------------------------

                         (SOUTHTRUST CORPORATION LOGO)
                             420 NORTH 20TH STREET
                           BIRMINGHAM, ALABAMA 35203

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 2002

TO THE STOCKHOLDERS:


     The Annual Meeting of Stockholders (the "Annual Meeting") of SouthTrust Corporation ("SouthTrust" or the "Company") will be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on Wednesday, April 17, 2002, at 9:00 a.m. Central Time, for the following purposes:


          (1) To elect five (5) persons to the Board of Directors of SouthTrust, each person to serve a three-year term and until such person's successor is duly elected and qualified;


          (2) To amend the Restated Certificate of Incorporation of the Company to increase the number of shares of Common Stock authorized for issuance from 500,000,000 to 1,000,000,000 shares;



          (3) To transact such other business as may properly come before the Annual Meeting.


     Holders of Common Stock of SouthTrust of record at the close of business on February 22, 2002 are entitled to notice of and to vote at the Annual Meeting.

     You are cordially invited to attend the Annual Meeting, and we hope you will be present at the Annual Meeting. WHETHER YOU PLAN TO ATTEND OR NOT, PLEASE VOTE THE ENCLOSED PROXY SO THAT SOUTHTRUST MAY BE ASSURED OF THE PRESENCE OF A QUORUM AT THE ANNUAL MEETING. You are requested to complete, date, sign and return the enclosed Proxy Card in the postage-paid envelope included for your convenience, or, in the alternative, you may vote via the Internet at www.proxyvote.com or by telephone at the number noted on the enclosed voting information form. Submitting your proxy with the Proxy Card, via the Internet or by telephone will not affect your right to vote in person should you decide to attend the Annual Meeting.

                                          By Order of the Board of Directors

                                          /s/ Alton E. Yother

                                          ALTON E. YOTHER
                                          Secretary

Birmingham, Alabama

March 11, 2002

                         (SOUTHTRUST CORPORATION LOGO)

                             ---------------------

                                PROXY STATEMENT
                     FOR THE ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD ON APRIL 17, 2002


     The accompanying proxy is solicited on behalf of the Board of Directors of SouthTrust Corporation, a Delaware corporation, for use at the Annual Meeting of Stockholders (the "Annual Meeting") of SouthTrust to be held at the principal executive offices of SouthTrust, in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama 35203, on Wednesday, April 17, 2002 at 9:00 a.m., Central Time. It is anticipated that this proxy material will be mailed to stockholders on or about March 11, 2002.


     The matters to be considered at the Annual Meeting are the election of five directors, each person to serve a three-year term and until such person's successor is duly elected and qualified, and the approval of an amendment to the Restated Certificate of Incorporation of the Company to increase the number of shares of Common Stock authorized for issuance from 500,000,000 to 1,000,000,000. All shares of Common Stock represented by an executed and completed proxy received by SouthTrust in time for voting at the Annual Meeting will be voted in accordance with the instructions specified thereon, and if no instructions are specified thereon, will be voted for the election of the five nominees named herein as directors and for the amendment to the Restated Certificate of Incorporation of the Company. A proxy may be revoked at any time prior to its exercise by filing with the Secretary of SouthTrust either an instrument revoking the proxy or a duly executed proxy bearing a later date, or by attending the Annual Meeting and voting in person. Attendance at the Annual Meeting by itself will not revoke a proxy.

     All expenses of solicitation of proxies will be paid by SouthTrust. SouthTrust will reimburse banks, brokerage firms and other custodians, nominees and fiduciaries for reasonable expenses incurred by them in sending proxy soliciting material to the beneficial owners of shares of Common Stock of SouthTrust. In addition to the use of the U. S. Postal System, proxies may be solicited by telephone, by telecopy, by other electronic means or personally by the directors, officers and employees of SouthTrust, who will receive no extra compensation for their services.


     As of February 22, 2002, the record date for the Annual Meeting, there were issued and outstanding 355,338,847 shares of Common Stock of SouthTrust. The holders of each such issued and outstanding share of Common Stock of SouthTrust are entitled to one vote per share with respect to each matter to be considered at the Annual Meeting.


     The presence, in person or by proxy, of the holders of a majority of the issued and outstanding shares of Common Stock of SouthTrust is necessary to constitute a quorum at the Annual Meeting. Shares of Common Stock represented by a properly executed and returned proxy will be treated as present at the Annual Meeting for purposes of determining a quorum without regard to whether the proxy is marked as casting a vote for or against or abstaining with respect to a particular matter. In addition, shares of Common Stock represented by "broker non-votes" (i.e., shares of Common Stock held in record name by brokers or nominees as to which a proxy is received and (i) any required instructions have not been received from the beneficial owners or persons entitled to vote, (ii) the broker or nominee does not have discretionary voting power or (iii) the record holder has indicated that it does not have authority to vote such shares on that matter) will be treated as present for purposes of determining a quorum. Since the election of directors is determined by a majority of the votes cast at the Annual Meeting, abstentions and broker non-votes will not affect the election of directors. However, since the affirmative vote of the holders of a majority of the outstanding shares of Common Stock of the Company is required for the adoption of the proposed amendment to the Restated Certificate of Incorporation of the Company, abstentions and broker non-votes will have the effect of negative votes with respect to the proposed amendment to the Restated Certificate of Incorporation of the Company.

                             ELECTION OF DIRECTORS

     The Restated Bylaws of SouthTrust provide for a Board of Directors of not fewer than three nor more than sixteen members. The Restated Certificate of Incorporation and the Restated Bylaws of SouthTrust provide that the members of the Board of Directors shall be divided into three classes, one class to be elected at each annual meeting of stockholders and to serve for a term of three years. As of the date of the Proxy Statement, the Board of Directors consists of thirteen persons.

CURRENT NOMINEES

     The Board of Directors proposes to nominate the five persons named below for election as directors, such persons to serve until the 2005 Annual Meeting of Stockholders and until their successors have been elected and shall have qualified.

     The names, ages and principal occupations during the past five years of the nominees, the year each nominee first became a director of SouthTrust, and the number and percentage of shares of SouthTrust's Common Stock owned beneficially by each nominee as of December 31, 2001 are as follows:

                                                                      NUMBER AND PERCENT
                                                                      OF SHARES OF COMMON
                                                                      STOCK OF SOUTHTRUST
NAME, AGE AND PRINCIPAL                             DIRECTOR         BENEFICIALLY OWNED AS
OCCUPATION OF NOMINEES                                SINCE         OF DECEMBER 31, 2001(1)
-----------------------                         -----------------   -----------------------
Julian W. Banton (61)........................   July 16, 1997               716,399(2)
  President and Chief Executive                                                0.21%
  Officer, SouthTrust Bank (commercial bank;
  subsidiary of SouthTrust)

Gary N. Drummond (63)........................   April 18, 2001              167,172(3)
  Chief Executive Officer                                                      0.05%
  Drummond Company, Inc.
  (mining and real estate development)

H. Allen Franklin (57).......................   April 20, 1994               38,618(4)
  Chairman, President and Chief Executive                                      0.01%
  Officer, Southern Company (electric
     utility)

Donald M. James (53).........................   December 16, 1998            13,194
  Chairman and Chief Executive                                                    *
  Officer, Vulcan Materials Company
     (construction
  materials and chemicals)

Rex J. Lysinger (64).........................   December 18, 1996            20,790
  Management Consultant                                                        0.01%
  Formerly Chairman and Chief
  Executive Officer, Energen
  Corporation (diversified energy
  company) and Alabama Gas
  Corporation (gas utility)

---------------

(1) Share amounts reflect adjustment for a 2 for 1 split of the common stock of SouthTrust effective May 11, 2001.
(2) Includes 53,346 shares that are owned by Mr. Banton's wife, 378,320 shares that are subject to stock options exercisable within 60 days of December 31, 2001, and 205 shares held in Mr. Banton's ESOP account.

(3) Includes 54,000 shares that are owned by Mr. Drummond's wife, and 56,000 shares held by a partnership over which Mr. Drummond exercises dispositive voting power.
(4) Includes 10,000 shares that are owned by Mr. Franklin's wife.
 * Indicates ownership of less than 0.01% of the outstanding SouthTrust common stock.

     Messrs. Banton, Franklin, James and Lysinger were elected at the 1999 Annual Meeting of Stockholders. Mr. Drummond was elected by the board of directors at the meeting of the board held on April 18, 2001 to fill the vacancy created due to the expansion of the size of the Board.

     Unless directed to the contrary, the persons acting under the proxy solicited hereby will vote for the nominees named above. Should any such nominee become unable to accept election, which is not anticipated, it is intended that the persons acting under the proxy will vote for the election in his stead of such other person as the Board of Directors may recommend. Proxies may not be voted for more than five persons.

THE BOARD OF DIRECTORS OF SOUTHTRUST RECOMMENDS A VOTE FOR THE NOMINEES FOR DIRECTORS NAMED ABOVE.

CONTINUING DIRECTORS

     The following tabulation sets forth certain information with respect to those persons who were elected as directors of SouthTrust at previous Annual Meetings of Stockholders or otherwise (and who will continue to serve as directors following the Annual Meeting):

                                                                        NUMBER AND PERCENT OF
                                                                          SHARES OF COMMON
                                         CURRENT                         STOCK OF SOUTHTRUST
NAME, AGE AND                             TERM         DIRECTOR         BENEFICIALLY OWNED AS
PRINCIPAL OCCUPATION                     EXPIRES         SINCE         OF DECEMBER 31, 2001(1)
--------------------                     -------   -----------------   -----------------------
William A. Coley (58)..................   2003     April 21, 1999                11,422
  Group President,                                                                    *
  Duke Energy Corporation
  (electric utility)
Allen J. Keesler, Jr. (63).............   2003     January 15, 1992              45,390(2)
  Management Consultant                                                            0.01%
  Formerly President and Chief
  Executive
  Officer, Florida Power Corporation
  (electric utility)
Judy M. Merritt (58)...................   2003     December 7, 2000               2,259
  President                                                                           *
  Jefferson State Community College
  (public community college)
Van L. Richey (52).....................   2003     December 18, 1996             23,810
  President and Chief Executive                                                    0.01%
  Officer, American Cast Iron
  Pipe Co.
  (cast iron pipe manufacturer)
Carl F. Bailey (71)....................   2004     October 16, 1996              79,954
  Chairman, TekQuest                                                               0.02%
  (manufacturing company)
  Formerly President, BDI
  (beverage distributor)
  Formerly Chairman and
  Chief Executive Officer,
  South Central Bell Telephone Co.
  (telephone and communications)

                                                                        NUMBER AND PERCENT OF
                                                                          SHARES OF COMMON
                                         CURRENT                         STOCK OF SOUTHTRUST
NAME, AGE AND                             TERM         DIRECTOR         BENEFICIALLY OWNED AS
PRINCIPAL OCCUPATION                     EXPIRES         SINCE         OF DECEMBER 31, 2001(1)
--------------------                     -------   -----------------   -----------------------
John M. Bradford (63)..................   2004     April 23, 1987                77,088(3)
  Chairman and                                                                     0.02%
  Chief Executive Officer,
  Mrs. Stratton's Salads, Inc.
  (processor of prepared salads)
William C. Hulsey (63).................   2004     April 16, 1986             2,476,371(4)
  Chairman and Chief Executive                                                     0.72%
  Officer, Arlington Properties, Inc.
  (real estate development)
Wallace D. Malone, Jr. (65)............   2004     August 2, 1972             7,387,743(5)
  Chairman, President and                                                          2.13%
  Chief Executive Officer,
  SouthTrust Corporation


---------------

(1) Share amounts reflect adjustment for a 2 for 1 split of the common stock of SouthTrust effective May 11, 2001.
(2) Includes 7,500 shares held by Mr. Keesler's wife and 20,000 shares held by a Keesler family limited partnership.
(3) Includes 15,200 shares held by Mr. Bradford's wife.
(4) Includes 34,000 shares held by Mr. Hulsey's wife, 19,982 shares held in a custodial capacity by Mr. Hulsey's wife and 2,147,790 shares held by a family limited liability company of which Mr. Hulsey is Managing Member.

(5) Includes 100,070 shares held by Mr. Malone's wife, 915,000 shares held by a limited partnership and 42,164 shares held in a trust, both over which Mr. Malone exercises voting and dispositive power, 985,829 shares held in Mr. Malone's account by the trustee of SouthTrust Corporation's Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Malone, by virtue of allocating elections to various funds, possesses dispositive power, 205 shares held in Mr. Malone's account by the trustee of SouthTrust Corporation's Employee Stock Ownership Plan as to which the trustee possesses sole dispositive power but as to which Mr. Malone possesses sole voting power, and 2,862,218 shares that are subject to options exercisable within 60 days of December 31, 2001.

 * Indicates ownership of less than 0.01% of the outstanding SouthTrust Common Stock.

     Of the directors named above, Messrs. Coley, Keesler and Richey were elected at the 2000 Annual Meeting of Stockholders and Messrs. Bailey, Bradford, Hulsey and Malone were elected at the 2001 Annual Meeting of Stockholders. Dr. Merritt was elected by the Board of Directors on December 7, 2000 to fill a vacancy on the Board of Directors. All of such persons are to serve for the terms indicated.


     Mr. Bailey is a trustee of Colonial Properties Trust. Mr. Coley is a director of Duke Energy Corporation and CT Communications, Inc. Mr. Franklin is a director of The Southern Company, Georgia Power Company and Alabama Power Company. Mr. James is a director of Vulcan Materials Company, Protective Life Corporation and The Southern Company. Mr. Lysinger, Mr. Banton and Dr. Merritt are each directors of Energen Corporation. Mr. Malone is a director of Alabama Power Company. Each of these corporations has securities registered under the Securities Exchange Act of 1934.


     SouthTrust has a Human Resources Committee of the Board of Directors, consisting of Messrs. Bailey, Franklin and Hulsey (with Mr. Bailey serving as Chairman), which sets compensation for the executive officers of SouthTrust and administers the employee benefit plans of SouthTrust, including the 1990 Discounted Stock Plan, the Amended and Restated Senior Officer Performance Incentive Plan, the Amended and Restated Long-Term Incentive Plan (including the predecessor stock option plans), the Discount Stock

Payroll Purchase Plan and the Employee Stock Ownership Plan. The Human Resources Committee held five meetings during 2001.

     SouthTrust does not have a Nominating Committee of the Board of Directors. The functions of a Nominating Committee are filled by the Board of Directors.

     SouthTrust has an Audit Committee of the Board of Directors which is comprised of three independent members, as defined by the National Association of Securities Dealers, Inc. ("NASD"). SouthTrust's Common Stock is traded on the Nasdaq Stock Market, Inc., which is a subsidiary of NASD. The Audit Committee recommends to the Board of Directors the independent accountants to be selected as SouthTrust's auditors and reviews the audit plan, financial statements and audit results. The Audit Committee also reviews the internal audit reports of SouthTrust and its affiliates and reviews comments from the affiliates as to exceptions noted in the reports. The Audit Committee held five meetings during 2001.

     During fiscal year 2001, SouthTrust retained its principal auditor, Arthur Andersen LLP, to provide services in the following categories and amounts:

Audit Fees..................................................   $  535,000
Financial Information Systems Design and Implementation
  Fees......................................................            0
All other fees:
  Audit-related fees*.......................................      173,000
  Other fees................................................    1,495,000
                                                               ----------
                                                                1,668,000
                                                               ----------
          Total.............................................   $2,203,000
                                                               ==========

---------------

* Audit-related fees include statutory audits of subsidiaries, benefit plan audits, acquisition due diligence, accounting consultation, various attest services under professional standards, assistance with registration statements, comfort letters and consents.

The Audit Committee has considered whether the provision of non-audit services by SouthTrust's principal auditor is compatible with maintaining auditor independence.

     The Audit Committee has reviewed and discussed the audited financial statements as of and for the year ended December 31, 2001 with management. The Audit Committee has discussed with the independent auditors the matters required to be discussed by Statement on Auditing Standards ("SAS") No. 61 (Codification of Statements on Auditing Standards, AU sec. 380), Communication with Audit Committees, as amended. The Audit Committee has received the written disclosures and the letter from the independent accountants required by Independence Standards Board Standard No. 1 (Independence Discussions with Audit Committees), as amended, and has discussed with the independent accountants their independence. Based on the review and discussions referred to above, the Audit Committee recommended to the Board of Directors that the audited financial statements referred to above be included in SouthTrust's Annual Report on Form 10-K for filing with the Commission.

     The names of each member of SouthTrust's Audit Committee are: Allen J. Keesler, Jr., Rex J. Lysinger and William C. Hulsey. Mr. Keesler serves as Chairman of the Audit Committee. The Board of Directors has adopted a written charter for the Audit Committee, which is reviewed and reassessed for adequacy on an annual basis.

COMPENSATION OF DIRECTORS

     During the year ended December 31, 2001, the Board of Directors held five regular meetings and one special meeting. Directors of SouthTrust were paid $4,500 per calendar quarter and, in addition, $3,000 per regular and special meeting attended and $750 per committee meeting attended. Directors who are also employees of SouthTrust are not compensated for their service as directors or for attendance at meetings of the Board of Directors. Directors may receive these fees in cash, or they may participate in two plans maintained by SouthTrust with respect to director's fees. The Deferred Compensation Plan allows directors to defer director's fees paid during the year until the earlier of death or attainment of age 70. The Director's Stock Purchase Plan allows directors to elect that all or any portion of their director's fees be used to purchase SouthTrust Common Stock on the director's behalf through the SouthTrust Corporation Dividend Reinvestment and Common Stock Purchase Plan. An amount equal to 25% of the election amount is added to the election amount and used to purchase SouthTrust Common Stock at the then market rate. All of the eligible directors participate in the Director's Stock Purchase Plan. In addition, all directors attended more than 75% of the meetings of the Board of Directors (including any meetings of any committee thereof of which they are members).

STOCK OWNERSHIP OF CERTAIN EXECUTIVE OFFICERS

     The following tabulation sets forth certain information as of the date indicated with respect to those executive officers of SouthTrust and its subsidiaries (who are not also directors of SouthTrust), including the number and percentage of shares of SouthTrust's Common Stock owned beneficially by each such person, and with respect to all executive officers and directors of SouthTrust as a group:

                                                                       NUMBER AND PERCENT OF
                                                                         SHARES OF COMMON
                                                       POSITION         STOCK OF SOUTHTRUST
NAME AND AGE                                             HELD          BENEFICIALLY OWNED AS
OF EXECUTIVE OFFICER(1)            OFFICE(2)             SINCE        OF DECEMBER 31, 2001(3)
-----------------------        ------------------    -------------    -----------------------
Thomas H. Coley (59).......    Division President    July 20, 1999              279,201(4)
                               of SouthTrust Bank                                  0.08%
E. Frank Schmidt (60)......    Division President    July 20, 1999              482,864(5)
                               of SouthTrust Bank                                  0.14%
R. Glenn Eubanks (53)......    Division President    July 20, 1999              220,494(6)
                               of SouthTrust Bank                                  0.06%

All Executive Officers and                                                   12,247,726
Directors as a Group.......    N/A                   N/A                           3.54%
  (18 persons)

---------------

(1) Information with respect to Wallace D. Malone, Jr., Chairman, President and Chief Executive Officer of SouthTrust, and with respect to Julian W. Banton, President and Chief Executive Officer of SouthTrust Bank is set forth in the preceding tables.
(2) All officers of SouthTrust and its subsidiaries are elected annually by the Board of Directors of SouthTrust or the respective subsidiary.
(3) Share amounts reflect adjustment for a 2 for 1 split of the common stock of SouthTrust effective May 11, 2001.
(4) Includes 205 shares held in Mr. Coley's account by the trustee of SouthTrust Corporation's Employee Stock Ownership Plan as to which the trustee possesses sole dispositive power but as to which Mr. Coley possesses sole voting power, and 187,716 shares subject to stock options exercisable within 60 days of December 31, 2001.
(5) Includes 1,817 shares held in a custodial capacity by Mr. Schmidt's wife, 40,128 shares held in Mr. Schmidt's account by the trustee of SouthTrust Corporation's Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Schmidt, by virtue of allocating elections to various funds, possesses dispositive power, 205 shares held in Mr. Schmidt's account by the trustee of SouthTrust Corporation's Employee Stock Ownership Plan as to which the trustee possesses sole dispositive power but as to which Mr. Schmidt possesses sole voting power, and 162,356 shares subject to stock options exercisable within 60 days of December 31, 2001.

(6) Includes 450 shares held by Mr. Eubanks' wife, 18,752 shares held in Mr. Eubanks account by the trustee of SouthTrust Corporation's Employee Profit Sharing Plan as to which the trustee possesses sole voting power but as to which Mr. Eubanks, by virtue of allocating elections to various funds, possesses dispositive power, 205 shares held in Mr. Eubanks' account by the trustee of SouthTrust Corporation's

    Employee Stock Ownership Plan as to which the trustee possesses sole dispositive power but as to which Mr. Eubanks possesses sole voting power, and 131,052 shares subject to stock options exercisable within 60 days of December 31, 2001.

             AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION

     The Board of Directors of the Company has adopted a resolution recommending that the first paragraph of Article FOURTH of the Restated Certificate of Incorporation of the Company be amended to increase the authorized number of shares of Common Stock from 500,000,000 to 1,000,000,000 shares. Under the Restated Certificate of Incorporation of the Company, the holders of the Common Stock are not entitled to preemptive rights.

     If the proposed amendment is adopted, the additional authorized shares may be issued by the Board of Directors without any further action or approval by the stockholders of the Company. The Company may issue the additional authorized shares of Common Stock in connection with stock dividends or splits, employee benefit plans, the acquisition of financial institutions and other entities or the generation of additional capital for the Company. If the Company were to issue a significant number of the newly authorized shares of Common Stock, it is possible that the ownership interest of the current stockholders of the Company could be diluted and, depending upon the circumstances of such issuance, it is possible that the earnings per share and book value per share of the currently outstanding shares of Common Stock could be diluted. As of the date of the Proxy Statement, the Company has no plans to issue any shares of Common Stock, except that (i) the Company in the past has issued shares of Common Stock to fund employee benefit plans of the Company, and expects to continue to do so, and
(ii) the Company has engaged in the acquisition of financial institutions and, at any particular time, including the date of the Proxy Statement, the Company may be a party to various agreements and/or letters of intent providing for the acquisition of such entities in exchange for shares of Common Stock of the Company and expects this acquisition program to continue in the future.

     Authorization of additional shares of Common Stock may have an anti-takeover effect since such Shares, which can be issued by the Board of Directors without further stockholder approval, could be used to discourage attempts by third parties to obtain control of the Company. The Board of Directors is unaware of any third party currently attempting to gain control of the Company.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE FOR THE PROPOSED AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION TO INCREASE THE AUTHORIZED COMMON STOCK.

                             EXECUTIVE COMPENSATION

     The following information provides certain details concerning the cash and equity-based compensation payable to certain executives of SouthTrust as well as certain other information.

FIVE YEAR TOTAL STOCKHOLDER RETURN

     The following indexed graph compares the cumulative total stockholders' return on SouthTrust Common Stock for the past five years with the cumulative total return of the Standard and Poor's 500 Index and the Standard and Poor's Major Regional Bank Index during the same period. This presentation assumes that $100 was invested in shares of the relevant issuers on December 31, 1996, and that dividends received were immediately reinvested in additional shares. The graph depicts the value of the initial $100 investment at one-year intervals.

                COMPARISON OF FIVE-YEAR CUMULATIVE TOTAL RETURN
                             SOUTHTRUST CORPORATION
                    (PERFORMANCE THROUGH DECEMBER 31, 2001)

                              (PERFORMANCE GRAPH)

-------------------------------------------------------------------------------------
                             12/96     12/97     12/98     12/99     12/00     12/01
-------------------------------------------------------------------------------------
 SouthTrust Corporation      $100     $185.91   $165.56   $173.52   $193.33   $239.80
 S&P 500 Index               $100     $133.32   $171.33   $207.33   $188.42   $166.12
 S&P Major Regional Bank
  Index                      $100     $150.30   $165.98   $142.51   $182.28   $169.96

REPORT OF THE HUMAN RESOURCES COMMITTEE ON EXECUTIVE COMPENSATION

     The Human Resources Committee of the Board of Directors of SouthTrust annually establishes the compensation of the executive officers of SouthTrust and certain of its subsidiaries. In doing so, the Human Resources Committee's primary objective is to ensure that the compensation programs for executives motivate executives to produce superior performance for SouthTrust and to provide superior returns to stockholders of SouthTrust.

     An executive's compensation is established after a careful review of competitive practices to ensure that the total compensation opportunity afforded such executive compares favorably to similarly situated executives at peer financial institutions. A significant portion of an executive's total compensation is variable and is based on short-term and long-term performance of SouthTrust. Short-term performance of SouthTrust is rewarded, in the case of the senior executive officers of SouthTrust, by annual cash bonuses under the Senior

Officer Performance Incentive Plan and, in the case of certain other executives of SouthTrust, by annual cash bonuses under a similar incentive plan, the amount and criterion of which are established in advance by the Human Resources Committee. The Long-Term Incentive Plan (and prior to its adoption, predecessor stock option plans of SouthTrust) is the principal mechanism for rewarding executives for the long-term performance of SouthTrust.

     The following is a description of the compensation programs of SouthTrust and the manner in which such plans relate to the objectives outlined above:

  Base Salary

     The base salaries of the five highest paid executives of SouthTrust are listed in the Summary Compensation Table. The base salary of each executive is reviewed annually by the Human Resources Committee. Each executive's base pay is determined by considering the performance of the individual as well as the executive's experience and total responsibility in comparison to other executives of SouthTrust and executives of peer institutions. In doing so, the Human Resources Committee seeks to ensure that the base salary of each executive is competitive and rewards the executive for the executive's performance and total contribution to the success of SouthTrust.

     As part of this process, the Human Resources Committee reviews a number of salary surveys produced by various compensation consulting firms. While this survey data includes banking institutions from across the country, the Human Resources Committee primarily concentrates on data from SouthTrust's peer institutions, which the Human Resources Committee considers to be southeastern banks and bank holding companies with total assets ranging from $15 to $90 billion. Although this group is not identical to Standard and Poor's Major Regional Bank Index, many of these institutions are included in such index. These peer institutions were selected because they are located within SouthTrust's operating region and are of an asset size that is significant but not greatly in excess of SouthTrust's asset size. In establishing the 2001 base salaries for the executives listed in the Summary Compensation Table, the Human Resources Committee considered the base salary of each such executive, the performance and experience of each such executive and the base salaries for comparable executives reported by the peer institutions. Comparing SouthTrust to this survey data of peer institutions of its approximate size and without any regard for any other variable, the surveys indicated that the base salaries of the executives of SouthTrust listed in the Summary Compensation Table varied by position, but in general were below the average of base salaries reported by such peer institutions.

  Annual Incentive Compensation

     The Senior Officer Performance Incentive Plan is designed to reward senior executives annually for achieving the after-tax net income goals of SouthTrust for the preceding year. Upon completion of the business plan for the forthcoming year, the Chief Executive Officer of SouthTrust presents to the Human Resources Committee the net income goal of SouthTrust on a consolidated basis for such year. The Senior Officer Performance Incentive Plan has been approved by stockholders and is designed to pay compensation that qualifies as "performance based" compensation under the terms and provisions of Section 162(m) of the Internal Revenue Code. The Company also maintains a companion Officer Performance Incentive Plan that allows for other performance measures besides net income and does not meet the requirements to classify pay as performance based under Section 162.

     With respect to the executive officers named in the Summary Compensation Table, the potential incentive award for each executive under either the Senior Officer Performance Incentive Plan or its companion Officer Performance Incentive Plan is dependent upon each executive's level of responsibility and the judgement of the Human Resources Committee of the executive's potential contribution to the achievement of the particular net income goals. For 2001, the range of potential awards for such executives, other than the Chief Executive Officer, under the plans was between 33.34% and 130% of the executive's annual base salary, with each individual executive being assigned minimum, target and maximum awards. For 2001's awards, an executive earns no award if less than 95% of a target goal is achieved, earns incremental percentages of the award if more than 95% but less than 105% of the target goal is achieved and earns the maximum award if 105% of the target goal is achieved.

     The amounts awarded SouthTrust's five highest paid executives in 2001 under the Senior Officer Performance Incentive Plan or the companion Officer Performance Incentive Plan are included in the Annual Compensation-Bonus column of the Summary Compensation Table. Comparing SouthTrust to the peer institutions described above, the incentive opportunities available to eligible executives under the Senior Officer Performance Incentive Plan approximates the average opportunities available at other peer institutions.

  Long-Term Incentive Compensation

     The Long-Term Incentive Plan of SouthTrust makes available to the Human Resources Committee various methods of compensating and rewarding executives of SouthTrust, including the grant or award of stock options, stock appreciation rights, restricted stock and performance units/shares. The various grants or awards under the Long-Term Incentive Plan are used by the Human Resources Committee to reward management decisions that result in the long-term success of SouthTrust. The Long-Term Incentive Plan was adopted by SouthTrust in 1996 and amended in 1998, 1999 and further amended and restated and ratified in 2000, and except for outstanding grants of stock options, replaced the predecessor stock option plans of SouthTrust.

     The Human Resources Committee believes that stock ownership encourages and rewards management decisions that result in the long-term success of SouthTrust. In the past, stock options have been one of SouthTrust's principal long-term incentive mechanisms, and the Human Resources Committee anticipates that the various stock ownership mechanisms offered by the Long-Term Incentive Plan will be used to further such stock ownership by executives.

     Stock Options and Purchase Rights. The value of stock options is dependent upon an appreciation in the value of the underlying shares of Common Stock. To encourage a long-term perspective, options have a ten-year exercise period, and beginning with grants made in 2000, options cannot be exercised before a three-year period has elapsed from grant date.

     The Board of Directors of SouthTrust determines the aggregate number of shares of Common Stock to be allocated annually for use in connection with the grant of stock options, and the Human Resources Committee then grants stock options to particular executives. The number of shares of Common Stock subject to options granted by the Human Resources Committee to a particular executive is determined in light of the executive's level of responsibility, seniority and previous grants of stock options to such executive.

     The total number of shares of Common Stock subject to outstanding stock options as of December 31, 2001, as a percentage of SouthTrust's then total outstanding Common Stock, is below the median reported by peer institutions of comparable size to SouthTrust.

     The SouthTrust Corporation Discount Stock Payroll Purchase Plan (the "Discount Stock Plan") is maintained by SouthTrust to provide eligible participants with the opportunity to purchase Common Stock of SouthTrust through accumulated payroll deductions. This plan is intended to be a broad-based stock ownership plan qualified under Section 423 of the Internal Revenue Code, and as such, is not intended to be used as a vehicle for executive compensation.

     Other Stock-Based Incentive Compensation. Under the Long-Term Incentive Plan, one of the mechanisms available to the Human Resources Committee is the award of performance units/shares. The number of performance units/shares granted to a particular executive, as well as the vesting of such performance units/ shares, is contingent upon certain performance goals and/or conditions being met over a period of time. The Human Resources Committee determines whether and to what extent the grants have been earned; such grants are payable in cash, shares of Common Stock of SouthTrust or a combination thereof, as specified in the grant, with the fair market value of performance units/shares (based on the then trading value of SouthTrust's Common Stock) being determined as of the date earned.

     The percentage of the shares of Common Stock of SouthTrust subject to outstanding grants of performance units/shares as of December 31, 2001 falls somewhat below the median percentage reported by peer institutions of comparable size to SouthTrust. In addition, information respecting the peer institutions described above indicates that the shares of Common Stock subject to stock options or performance share grants granted to SouthTrust's most highly compensated executives, other than the Chief Executive Officer, during 2001 in general approximated the average grants reported with respect to comparable executives of peer institutions of comparable size to SouthTrust.

     Under the Omnibus Budget Reconciliation Act of 1993 ("OBRA"), Congress has limited to $1 million per year the tax deduction available to public companies for certain compensation paid to designated executive officers. The proposed regulations provide an exception from this limitation for certain performance-based compensation, assuming that various requirements are met. The Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan are designed to satisfy this exception for awards issued thereunder. The Officer Performance Incentive Plan is not. The stockholders of SouthTrust previously have approved the material terms and conditions of the performance goals under which compensation is to be paid pursuant to the Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan. Accordingly, SouthTrust anticipates being entitled to deduct an amount equal to the taxable income reportable by each participant in the Senior Officer Performance Incentive Plan and the Long-Term Incentive Plan as a result of any award made under the respective plan up to a maximum limit of $4,000,000 per participant in any given year with respect to the Senior Officer Performance Incentive Plan and, with respect to the Long-Term Incentive Plan, up to $3,000,000 per participant in any given year, plus any amounts that may be deductible with respect to grants of stock, stock options or restricted stock, up to 1,125,000 shares per participant in any given year. It is anticipated that awards payable to executives who earn them under the Officer Performance Incentive Plan will also be deductible although the plan is not qualified under this provision of the Internal Revenue Code, because the amount of the awards together with other non-performance based compensation will not exceed the limits established by OBRA. To the extent feasible, the Human Resources Committee of SouthTrust intends that awards of compensation under its various incentive plans to its executive officers qualify for deductibility under OBRA, but the Human Resources Committee and the Board of Directors of SouthTrust reserve the right, in light of the overall goals and objectives of SouthTrust, to exceed such limitation if it is determined to be in the best interest of SouthTrust and its stockholders.

  Chief Executive Officer Compensation

     The Human Resources Committee meets in executive sessions to review the Chief Executive Officer's salary and periodically engages independent consultants to advise the Human Resources Committee on the compensation practices of similarly situated institutions.


     In 2000, the Human Resources Committee had awarded to the Chief Executive Officer a deferred compensation benefit in lieu of further salary increases over the succeeding four years. In December 2001, the Human Resources Committee determined in its discretion to increase the Chief Executive Officer's base salary by $25,000 per year, from $975,000 to $1,000,000. The Chief Executive Officer's base salary for 2001 was near the top percentile of the array of salaries for chief executive officers of all peer institutions as reported by such institutions.


     For 2001, the Human Resources Committee did not change the opportunity available to the Chief Executive Officer under the Senior Officer Performance Incentive Plan. The Chief Executive Officer could have earned a payment under the plan that ranged from 66.67% to 200% of base compensation depending on the percentage achievement of SouthTrust's net income goal. No award would be earned if less than 95% of the target goal was achieved, and incremental percentages of the award would be earned if more than 95% but less than 105% of the target goal was achieved. In 2001, the maximum payment was payable if 105% of the target goal was achieved. SouthTrust's 2001 net income exceeded the target goal established by the Human Resources Committee by more than 5% and therefore, the incentive award paid to the Chief Executive Officer under the Senior Officer Plan was the maximum 200% of base salary.

     During 2001, the Chief Executive Officer was granted annual stock options to purchase 175,000 (adjusted to 350,000 shares after a May 11, 2001 2 for 1 stock split) shares of Common Stock through a grant awarded in the course of the annual grant process including all eligible employees. The stock option awarded to the Chief Executive Officer was the same number of shares granted as a part of the annual grant process for all eligible employees in January of 2000. The 2001 annual stock option award, as a percentage of base salary, is about average when compared to the awards reported by the peer institutions of comparable size to SouthTrust. In addition, in 2001 the Human Resources Committee also awarded to the Chief Executive Officer 20,250 performance units/shares (adjusted to 40,500 after a May 11, 2001 2 for 1 stock split). The 2001 grant of the performance units/shares to the Chief Executive Officer is for a 36-month performance period beginning on January 1, 2001, and ending December 31, 2003. The amount of the payment will vary depending upon the performance attained. The amount of the payment made in 2001 to the Chief Executive Officer in 2001 in respect of performance units/shares, when compared to other peer institutions and weighted in terms of a percentage of base salary, is average to that reported by peer institutions of comparable size to SouthTrust.

  Compensation Committee Interlocks and Insider Participation in Compensation Decisions

     During 2001, the members of the Human Resources Committee were as follows:

        Carl F. Bailey, Chairman
        William C. Hulsey
        H. Allen Franklin

     None of the members of the Human Resources Committee have served as officers of SouthTrust or any of its subsidiaries. During 2001, Mr. Malone served as a member of the Compensation Committee of American Cast Iron Pipe Co., of which Mr. Richey is President and Chief Executive Officer. None of the Human Resources Committee members have any other relationship to SouthTrust or any of its subsidiaries other than as customers of SouthTrust's subsidiary bank, in the ordinary course of business.

SUMMARY COMPENSATION TABLE

     The following Summary Compensation Table sets forth certain information concerning compensation for services rendered to SouthTrust by SouthTrust's Chief Executive Officer and the four other most highly compensated executive officers of SouthTrust for each of the last three fiscal years:


                                 ANNUAL COMPENSATION(1)                              LONG TERM COMPENSATION
                             ------------------------------                  ---------------------------------------
                                                                                       AWARDS              PAYOUTS
                                                                             --------------------------   ----------
                                                                             RESTRICTED
                                                              OTHER ANNUAL     STOCK         OPTIONS         LTIP       ALL OTHER
                                                              COMPENSATION     AWARDS        (NUMBER       PAYOUTS     COMPENSATION
NAME AND PRINCIPAL POSITION  YEAR   SALARY($)   BONUS($)(2)      ($)(3)         ($)       OF SHARES)(4)      ($)           ($)
---------------------------  ----   ---------   -----------   ------------   ----------   -------------   ----------   ------------
Wallace D. Malone, Jr.,...   2001   $976,042    $2,080,064      $64,583         N/A           350,000     $2,152,270     $53,613(6)
 Chief Executive Officer     2000    975,000     1,436,667       73,347         N/A           350,000      1,076,169      60,675(6)
 of SouthTrust               1999    975,000     1,856,400       64,167         N/A         1,070,000(5)   1,350,463      58,342(6)
Julian W. Banton..........   2001    650,000       862,203        6,770         N/A           170,000        924,679      55,682(7)
 Chairman, President and     2000    600,000       578,315        6,750         N/A           150,000        484,276      55,800(7)
 Chief Executive Officer     1999    492,333       609,312        5,347         N/A           130,000        540,185      44,620(7)
 of SouthTrust Bank
Thomas H. Coley...........   2001    285,000       277,180        5,124         N/A            50,000        446,397      24,414(7)
 Division President          2000    268,334       186,449        4,875         N/A            40,000        247,519      24,955(7)
 of SouthTrust Bank          1999    260,000       188,294            0         N/A            40,000        155,303      23,573(7)
E. Frank Schmidt,.........   2001    285,000       284,272        5,620         N/A            50,000        446,397      24,414(7)
 Division President          2000    270,000       235,772        5,350         N/A            47,000        247,519      25,110(7)
 of SouthTrust Bank          1999    255,000       201,659            0         N/A            40,000        270,093      23,182(7)
R. Glenn Eubanks..........   2001    285,000       273,109        5,620         N/A            50,000        446,397      24,414(7)
 Division President          2000    270,000       193,835        8,900         N/A            47,000        215,234      25,110(7)
 of SouthTrust Bank          1999    255,000       162,729            0         N/A            40,000        249,836      23,133(7)


---------------

(1) Although each person received perquisites or other personal benefits in the years shown, the value of these benefits did not exceed in the aggregate the lesser of $50,000 or 10% of such person's salary and bonus in any year.
(2) Represents amounts paid to each executive officer under the Senior Officer Performance Incentive Plan as well as other bonuses paid for a given year.
(3) Represents life insurance premiums and additional taxes owed on the additional compensation paid by SouthTrust on behalf of each executive officer.
(4) Share amounts reflect adjustment for a 2 for 1 split of the common stock of SouthTrust effective May 11, 2001.
(5) Includes a special grant of a Non-Qualified Stock Option covering an aggregate of 720,000 shares of Common Stock (adjusted to reflect a 2 for 1 stock split on May 11, 2001), as described in the 1999 Proxy Statement.

(6) Includes payments by SouthTrust to defined contribution plans maintained by SouthTrust (including qualified and non-qualified compensation plans). The amounts set forth for the years presented have been revised from the presentation in the 2000 and 2001 Proxy Statements to conform to the presentation of deferred compensation information in this Proxy Statement.

(7) Represents payments by SouthTrust to defined contribution plans maintained by SouthTrust (including qualified and non-qualified compensation plans) on behalf of the executive officers.

STOCK OPTIONS AND DISCOUNTED STOCK PLANS

     Pursuant to the Long-Term Incentive Plan (and the predecessor stock option plans of SouthTrust), SouthTrust grants to key employees of SouthTrust either incentive stock options ("ISO's") or non-qualified stock options ("NQSO's"), and pursuant to the 1990 Plan in 1999 and earlier years, and the Discount Stock Plan for years beginning in 2000 and afterwards, awards to purchase shares of Common Stock of SouthTrust at a discount are made to eligible employees, including executive officers of SouthTrust.

     The grant of stock options has been, and will be, made subject to the following limitations: (i) the option price will be not less than 100% of the fair market value of the Common Stock on the date a grant is determined to be made; (ii) no option may be exercised after ten years from the effective date of the grant; and (iii) such other conditions as the Human Resources Committee, which administers the Stock Option Plans, may determine.

     The Discount Stock Plan was established in order to give all employees an opportunity to acquire equity interest in SouthTrust at a 15% discount to the market price, and awards are made to all employees (including executive officers) who have completed two years of full time service to SouthTrust and its subsidiaries. Certain restrictions are imposed on the shares of Common Stock awarded under the Discount Stock Plan and, under certain circumstances, SouthTrust may repurchase such shares.

     The following table sets forth information concerning grants of stock options and rights during fiscal year 2001 to each executive officer listed below:

                  OPTION AND RIGHT GRANTS IN FISCAL YEAR 2001

                                                        INDIVIDUAL GRANTS
                            --------------------------------------------------------------------------
                                                                                     POTENTIAL
                             OPTIONS     % OF TOTAL                               REALIZABLE VALUE
                             GRANTED      OPTIONS     EXERCISE                ASSUMING RATES OF STOCK
                             (NUMBER      GRANTED     OR BASE                  PRICE APPRECIATION OF
                                OF       EMPLOYEES     PRICE     EXPIRATION   ------------------------
NAME                        SHARES)(1)    IN 2001      ($/SH)       DATE        5%(2)        10%(2)
----                        ----------   ----------   --------   ----------   ----------   -----------
Wallace D. Malone, Jr.....  350,000(3)     14.33       20.03     1-15-2011    $4,408,865   $11,172,932
Julian W. Banton..........  170,000(3)      6.96       20.03     1-15-2011     2,141,449     5,426,852
Thomas H. Coley...........   50,000(3)      2.04       20.03     1-15-2011       629,838     1,596,133
E. Frank Schmidt..........   50,000(3)      2.04       20.03     1-15-2011       629,838     1,596,133
R. Glenn Eubanks..........   50,000(3)      2.04       20.03     1-15-2011       629,838     1,596,133

---------------

(1) Share amounts reflect adjustment for a 2 for 1 split of the common stock of SouthTrust effective May 11, 2001.
(2) These numbers are calculated by comparing the exercise price of such options and the market value of the shares of Common Stock subject to such options, assuming that the market price of such shares increases by 5% and 10%, respectively, during each year that the options are exercisable.
(3) Each of the options granted to the named executives in 2001 become exercisable on January 16, 2004. The exercisability of such options is not subject to any future performance-based condition.

     The following table sets forth the number of stock options exercised and the dollar value realized thereon by each of the executives listed below during 2001, along with the number and dollar value of any options remaining unexercised at year end:

                   AGGREGATED STOCK OPTION EXERCISES IN 2001
                      AND DECEMBER 31, 2001 OPTION VALUES

                                                                     NUMBER OF         VALUE OF
                                                                      SHARES          UNEXERCISED
                                                                    UNDERLYING       IN-THE-MONEY
                                                                    OPTIONS AT        OPTIONS AT
                                  NUMBER OF                        DECEMBER 31,      DECEMBER 31,
                                    SHARES                            2001(1)            2001
                                   ACQUIRED                       EXERCISABLE(2)/   EXERCISABLE(2)/
NAME                            ON EXERCISE(1)   VALUE REALIZED    UNEXERCISABLE     UNEXERCISABLE
----                            --------------   --------------   ---------------   ---------------
Wallace D. Malone, Jr.........           0         $      N/A        2,562,219/       $18,460,031/
                                                                     1,076,375          5,418,657
Julian W. Banton..............     126,728          2,148,748          378,320/         3,610,002/
                                                                       320,000          2,136,175
Thomas H. Coley...............      11,162            198,228          187,716/         2,397,435/
                                                                        90,000            591,300
E. Frank Schmidt..............      31,230            582,608          156,646/         1,851,198/
                                                                        97,000            654,178
R. Glenn Eubanks..............           0                N/A          131,052/         1,396,555/
                                                                        97,000            654,178

---------------

(1) Share amounts reflect adjustment for a 2 for 1 split of the common stock of SouthTrust effective May 11, 2001.
(2) Includes options exercisable within 60 days of December 31, 2001, but excludes options disposed of by gift as of such date.

     The following tabulation sets forth certain information regarding the number of performance units/shares or other rights granted under the Long-Term Incentive Plan of SouthTrust during 2001:

                   LONG-TERM INCENTIVE PLAN -- GRANTS IN 2001

                                                                   ESTIMATED FUTURE PAYOUTS
                                                  PERFORMANCE          UNDER NON-STOCK
                                  NUMBER OF         OR OTHER          PRICE-BASED PLANS
                                SHARES, UNITS     PERIOD UNTIL   ----------------------------
                                   OR OTHER        MATURATION    THRESHOLD   TARGET   MAXIMUM
NAME                           RIGHTS (#)(1)(2)    OR PAYOUT        (#)       (#)       (#)
----                           ----------------   ------------   ---------   ------   -------
Wallace D. Malone, Jr........       40,500         12-31-2003     18,000     40,500   121,500
Julian W. Banton.............       20,000         12-31-2003      8,890     20,000    60,000
Thomas H. Coley..............        8,400         12-31-2003      3,734      8,400    25,200
E. Frank Schmidt.............        8,400         12-31-2003      3,734      8,400    25,200
R. Glenn Eubanks.............        8,400         12-31-2003      3,734      8,400    25,200

---------------

(1) Share amounts reflect adjustment for a 2 for 1 split of the common stock of SouthTrust effective May 11, 2001.
(2) The grant of performance units/shares or other rights under the Long-Term Incentive Plan is conditioned on the satisfaction of certain performance criteria, as chosen by the Human Resources Committee from among the following measures: return on average stockholder's equity, return on average assets, net income, earnings per common share, total stockholder return, and such other criteria as may be established by the Human Resources Committee in writing.

EXECUTIVE EMPLOYMENT AGREEMENTS AND OTHER ARRANGEMENTS

     SouthTrust is a party to an employment agreement with Mr. Wallace D. Malone, Jr. providing for the employment of Mr. Malone in a capacity at least equal to the capacity in which the executive was serving as of October 1984 for an initial term commencing as of October 19, 1984 and ending on December 31, 1992, unless the executive (if eligible) elects early retirement, and subject to being automatically renewed for an additional period of one year, so that the term of employment under the employment agreement always will be at least five years. The employment agreement provides further that if the executive is terminated for any reason other than his death or disability or for cause, which is defined in the employment agreement as certain acts of dishonesty and certain acts competitive with SouthTrust, or if the executive elects to terminate the employment agreement for good reason, which is defined to include a change of duties or certain relocations, or if, during a limited period following a change of control of SouthTrust, the executive elects to terminate the employment agreement without any reason, the executive is entitled to receive annual compensation, based upon the executive's annual base salary as in effect immediately prior to such termination and the executive's highest annual bonus for a specified period prior to such termination, for a period of five years.

     SouthTrust or certain of its subsidiaries are parties to certain agreements with Messrs. Banton, Coley, Schmidt and Eubanks, as well as certain other executive officers of SouthTrust and its subsidiaries, that become effective only upon a change of control of SouthTrust, and that provide for employment of such executive for a period of three years and provide that, if the executive is terminated for any reason other than his death or disability or for cause, such executive is entitled to receive annual compensation, based upon the executive's annual base salary as in effect immediately prior to such termination and the executive's highest annual bonus for a specified period prior to such termination, for a period of three years.

     The employment agreement with Mr. Malone, as well as the change of control employment agreements with the other executives described above, provide that additional payments will be made to such persons to reimburse them for any excise taxes that may be owed in the event that payments under such agreements exceed the limitations of Section 280G of the Internal Revenue Code.


     SouthTrust maintains a Pension Income Plan (the "Pension Plan") which is a noncontributory, defined benefit plan and covers all employees who have been in the employ of SouthTrust or one of its subsidiaries for more than one year. The Pension Plan provides generally for an annual benefit commencing at age 65 equal to 1.55% of the employee's average base compensation during the highest five consecutive years of the fifteen years preceding retirement, less 1.25% of primary Social Security benefits in effect at the time of retirement, for each year of credited service. SouthTrust also maintains an Additional Retirement Plan for certain executives that provides for benefits that mirror those of the Pension Plan on compensation excluded by Internal Revenue Service regulations from inclusion in the Pension Plan. In addition, for the period of time from 1987 until 1999, Mr. Malone was excluded from participation in the Pension Plan and all of the pension benefits provided by SouthTrust with respect to Mr. Malone were made under the Additional Retirement Plan. During 1999, the Pension Plan was amended to again include Mr. Malone. Because the Additional Retirement Plan is offset by benefits earned under the Pension Plan, this change will have no effect on the total retirement benefits provided to Mr. Malone. SouthTrust also maintains a Performance Incentive Retirement Benefit Plan designed to provide retirement benefits on the short-term incentive compensation of certain executives selected for participation by the Human Resources Committee including Messrs. Malone, Banton, Coley, Schmidt and Eubanks. The plan formula mirrors the formula in the Pension Plan and applies it to the short-term incentive compensation paid to included executives. In 2000, SouthTrust adopted an Enhanced Retirement Benefit Plan that is designed to provide retirement benefits for certain executives using the same formula as the Pension Plan but applying it to a three year average compensation figure for both base salary and short-term incentive income rather than the five year average used in both the Pension Plan and the Performance Incentive Retirement Plan. Messrs. Malone, Banton, Coley, Schmidt and Eubanks are all covered under this plan.



     SouthTrust has a defined benefit plan under which Mr. Malone elected in 1987 to forgo $30,000 per year in annual contributions to a defined contribution plan in exchange for a defined benefit which was to become payable annually upon reaching age 60 and to continue for the greater of 15 years or his lifetime. Mr. Malone currently receives a defined benefit of $40,000 per month under this plan. Mr. Schmidt also participates in this plan, and is entitled to receive a defined benefit of $10,000 per year upon reaching age 65 and for 10 years thereafter. SouthTrust has purchased insurance policies on the lives of Mr. Malone and Mr. Schmidt, the proceeds of which are available, but not committed, to pay SouthTrust's expenses under this plan. SouthTrust adopted in 2000 a retirement plan specifically for Mr. Malone that provided a deferred compensation benefit the present value of which equaled the present value of the effect of a 6% base salary increase for Mr. Malone over the next four years, including the effect such salary increase would have on Mr. Malone's 401(k) and ESOP benefit, pension benefit and short-term incentive payments from SouthTrust. The annual benefit payable to Mr. Malone under this retirement plan also depends upon the date Mr. Malone's employment with SouthTrust terminates and would range from $157,386 per annum if Mr. Malone's employment terminates before June 30, 2002 to $452,351 per annum if Mr. Malone's employment terminates on or after the close of business on December 31, 2003. In late 2001, SouthTrust approved the Executive Management Retirement Plan effective January 1, 2002 in order to provide a retirement benefit that took into account the long-term incentive compensation of certain executives. Although previously existing retirement plans provide retirement benefits to a small group of executives based on final average earnings including base salary and annual short-term incentive payments, no retirement plan took into account the executives' long-term incentive compensation for purposes of calculating retirement payments. In order to more closely align the executives' retirement pay with a reasonable replacement income based on total pay at retirement, this new plan provides a flat dollar amount of additional retirement income annually beginning at retirement for each of Messrs. Malone, Banton, Coley, Schmidt and Eubanks in the following annual amounts (assuming retirement at or after age 65): $755,000 for Mr. Malone, $140,000 for Mr. Banton and $60,000 for each of Messrs. Coley, Schmidt and Eubanks. The plan provides that if any of these executives retire before age 65, these amounts are to be reduced by 0.35% for every month that such retirement precedes age 65. The Human Resources Committee reviewed the amounts that would have been derived by applying the Pension Plan formula to the performance share component of the Long-Term Incentive Plan compensation for these named executives and determined in each case to provide a flat dollar amount that was less than the formula provided.

     The following table shows the annual pension benefits under the Pension Plan, the Additional Retirement Plan, the Performance Incentive Retirement Benefit Plan and the Enhanced Retirement Benefit Plan for retirement at age 65 based upon various compensation amounts and years of service. The effects of integration with Social Security benefits have been excluded from the table, because the amount of reduction in benefits due to integration varies depending on the employee's age at the time of retirement and changes in the Social Security laws.

                               PENSION PLAN TABLE

                                                    YEARS OF SERVICE
                            -----------------------------------------------------------------
FINAL AVERAGE COMPENSATION  15 YEARS     20 YEARS      25 YEARS      30 YEARS      35 YEARS
--------------------------  ---------   -----------   -----------   -----------   -----------
$  125,000.......           $  29,063   $    38,750   $    48,438   $    58,125   $    67,813
   150,000.......              34,875        46,500        58,125        69,750        81,375
   175,000.......              40,688        54,250        68,813        81,375        94,938
   200,000.......              46,500        62,000        77,500        93,000       108,500
   225,000.......              52,313        69,750        87,188       104,625       122,063
   250,000.......              58,125        77,500        96,875       116,250       135,625
   300,000.......              69,750        93,000       116,250       139,500       162,750*
   400,000.......              93,000       124,000       155,000       186,000*      217,000*
   500,000.......             116,250       155,000       193,750*      232,500*      271,250*
   600,000.......             139,500       186,000*      232,500*      279,000*      325,500*
   700,000.......             162,750*      217,000*      271,250*      325,500*      379,750*
   800,000.......             186,000*      248,000*      310,000*      372,000*      434,000*
   900,000.......             209,250*      279,000*      348,750*      418,500*      488,250*
 1,000,000.......             232,500*      217,000*      387,500*      465,000*      524,500*
 1,500,000.......             348,750*      465,000*      581,250*      697,500*      813,750*
 2,000,000.......             465,000*      620,000*      775,000*      930,000*    1,085,000*
 2,500,000.......             581,250*      775,000*      968,750*    1,162,500*    1,356,250*
 3,000,000.......             697,500*      930,000*    1,162,500*    1,395,000*    1,627,500*
 3,500,000.......             813,750*    1,085,000*    1,356,250*    1,627,500*    1,898,750*

---------------

* Under the Employee Retirement Income Security Act of 1974, the maximum pension benefit under the Pension Plan is subject to certain limitations, which, while varying in some cases, generally is $160,000. As indicated above, SouthTrust maintains an Additional Retirement Plan, a Performance Incentive Retirement Benefit Plan, and Enhanced Retirement Benefit Plan and certain deferred compensation and similar agreements which supplement the benefits payable to certain executive officers.

     Base salary figures and short-term incentive payments to the Chief Executive Officer and the other executive officers of SouthTrust for the most recent fiscal year are set forth in the Summary Compensation Table. As of December 31, 2001, credited years of service for each such executive officer are as follows: Mr. Malone -- 43 years; Mr. Banton -- 19 years; Mr. Coley -- 13 years; Mr. Schmidt -- 38 years and Mr. Eubanks -- 18 years.

                       SECTION 16(A) BENEFICIAL OWNERSHIP
                              REPORTING COMPLIANCE

     SouthTrust's executive officers, directors and 10% stockholders are required under the Securities Exchange Act of 1934 to file reports of ownership and changes in ownership with the Securities and Exchange Commission. Copies of these reports must also be furnished to SouthTrust.

     Based solely on a review of copies of such reports furnished to SouthTrust through the date hereof, or written representations of such officers, directors or stockholders that no reports were required, SouthTrust believes that during 2001 all filing requirements applicable to its officers, directors and stockholders were complied with in a timely manner, except that Mr. Bailey and Mr. Coley each filed four late Form 4's with respect to one transaction each, Mr. Drummond filed two late Form 4's with respect to one transaction each, and Mr. Hulsey filed two late Form 4's with respect to a total of four transactions.

                          TRANSACTIONS WITH MANAGEMENT

     Directors and executive officers of SouthTrust and their associates were customers of and/or had transactions with the subsidiary bank of SouthTrust in the ordinary course of business during the year ended December 31, 2001, and may continue to do so in the future. All outstanding loans and commitments included in such transactions were made on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions with other persons, and did not involve more than normal risks of collectability or present other features unfavorable to SouthTrust.

                                    AUDITORS


     The Audit Committee meets during the second quarter of each year for the purpose of reviewing audit proposals for the ensuing year. After completing its review, the Audit Committee makes its recommendation to the Board of Directors relative to the independent auditor. The Board of Directors takes this recommendation under advisement and makes the final decision as to the independent auditor for the Company.



     Arthur Andersen LLP, independent accountants, have served as SouthTrust's auditors since 1989. Representatives of Arthur Andersen LLP will be in attendance at the Annual Meeting and will be available to respond to questions from stockholders.


                             STOCKHOLDER PROPOSALS


     Stockholder proposals submitted for consideration at the next Annual Meeting of Stockholders must be received by SouthTrust no later than November 11, 2002, to be included in the 2003 proxy materials. A stockholder must notify SouthTrust before January 25, 2003 of a proposal for the 2003 Annual Meeting which the stockholder intends to present other than by inclusion in SouthTrust's proxy material. If SouthTrust does not receive such notice prior to January 25, 2003, proxies solicited by the management of SouthTrust will confer discretionary authority upon the management of SouthTrust to vote upon any such matter.

                              GENERAL INFORMATION

     As of the date of this Proxy Statement, the Board of Directors does not know of any other business to be presented for consideration or action at the Annual Meeting, other than that stated in the notice of the Annual Meeting. If other matters properly come before the Annual Meeting, the persons named in the accompanying form of proxy will vote thereon in their best judgment.

                                          By Order of the Board of Directors
                                          SouthTrust Corporation

                                          /s/ Alton E. Yother

                                          ALTON E. YOTHER
                                          Secretary

Birmingham, Alabama

March 11, 2002

                         (SOUTHTRUST CORPORATION LOGO)

                                 P.O. BOX 2554
                           BIRMINGHAM, ALABAMA 35290

                             (RECYCLED PAPER LOGO)

                     IMPORTANT NOTICE REGARDING DELIVERY OF

                           SECURITY HOLDER DOCUMENTS

Dear Stockholder:


     The Securities and Exchange Commission has adopted a rule that allows us to send a single copy of our annual reports, proxy statements, prospectuses and other disclosure documents to two or more stockholders sharing the same address, subject to certain conditions. We believe these new "householding" rules will provide greater convenience for our stockholders, as well as cost savings for us by reducing the number of duplicate documents that you receive.



     You do not need to do anything in order to participate in our householding program. If we do not hear from you on or before June 1, 2002, you will be deemed to have consented to the receipt of only one set of our future stockholder mailings by your household. Your consent will be perpetual unless you withhold it or revoke it.



     If you wish to continue to receive separate annual reports, proxy statements, prospectuses and other disclosure documents for each account in your household, you must withhold your consent to our householding program by checking the appropriate box on the enclosed proxy card and returning it in the enclosed postage-prepaid envelope. EVEN IF YOU VOTE BY TELEPHONE OR INTERNET, THE ENCLOSED PROXY CARD MUST BE RETURNED AND MARKED APPROPRIATELY TO WITHHOLD YOUR CONSENT TO HOUSEHOLDING.


     Even if you do not withhold your consent to the householding program at this time, you may always revoke your consent at a future date. You may revoke your consent by contacting ADP, either by calling toll free at (800) 542-1061, or by writing to ADP, Householding Department, 51 Mercedes Way, Edgewood, New York 11717. We will remove you from the householding program within 30 days of receipt of your revocation of your consent.


     We strongly encourage your participation in our new householding program, and believe it will benefit both you and SouthTrust. Not only will it reduce the volume of duplicate information that is received in your household, but it will also reduce our costs.


Thank you very much.

SOUTHTRUST CORPORATION

                         SouthTrust Corporation [LOGO]
                             420 20th Street North
                                 P.O. Box 2554
                              Birmingham, AL 35203


                    * Householding Option
                      -------------------

                    Mark "FOR" to enroll this account to receive certain future security holder documents in a single package per household. Mark "AGAINST" if you do not want to participate. If you do not mark either option, your consent will be implied as though you had marked "FOR." See enclosed notice.


                    To change your election in the future, call 1-800-542-1061.


                    Vote by Internet - www.proxyvote.com
                    Use the internet to transmit your voting instructions and for electronic delivery of information up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you access the web site. You will be prompted to enter your 12-digit Control Number which is located below to obtain your records and to create an electronic voting instruction form.

                    Vote by phone - 1-800-690-6903
                    Use any touch-tone telephone to transmit your voting instructions up until 11:59 P.M. Eastern Time the day before the meeting date. Have your proxy card in hand when you call. You will be prompted to enter your 12-digit Control Number which is located below and then follow the simple instructions the Vote Voice provides you.

                    Vote by mail
                    Mark, sign, and date your proxy card and return it in the postage-paid envelope we have provided or return it to SouthTrust Corporation, c/o ADP, 51 Mercedes Way, Edgewood, NY 11717.

                THIS PROXY CARD VALID ONLY WHEN SIGNED AND DATED.

SOUTHTRUST CORPORATION

Vote on Directors                                                                         For          Withhold          For All
                                                                                          All             All            Except
1.       Election of Directors.
         The nominees for Directors are:
         1) Julian W. Banton        4) Donald M. James
         2) Gary N. Drummond        5) Rex J. Lysinger
         3) H. Allen Franklin
                                                                                          -----           -----            -----

         To withhold authority to vote for an individual nominee, mark
         "For All Except" and write the nominee's number on the line below.

         ------------------------------------------------------------------

Vote on Proposal

2.       Amendment to Restated Certificate of Incorporation                               For          Against           Abstain
         Respecting proposal to amend the Restated Certificate of
         Incorporation of the Company to increase the number of shares of common stock authorized for issuance, as described in the accompanying proxy statement of the Company.
                                                                                          -----           -----            -----

3.       Other Matters: In their discretion upon such other matters as may properly come before the Annual Meeting of Stockholders


Householding Option                                                                       For          Against

                                                                                          -----           -----


--------------------------------------------------------                --------------------------------------------------------
Signature                                   Date                        Signature (Joint Owners)                    Date

                             SOUTHTRUST CORPORATION
                               BIRMINGHAM, ALABAMA

                  PROXY FOR THE ANNUAL MEETING OF STOCKHOLDERS
                                 April 17, 2002

  (THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF THE COMPANY)

         The undersigned hereby appoints J. Reese Murray and William O. Vann, and each of them, with full power of substitution, proxies to vote the shares of Common Stock of SouthTrust Corporation (the "Company") which the undersigned could vote if personally present at the Annual Meeting of Stockholders of the Company to be held in the auditorium on the eighth floor of the SouthTrust Tower, 420 North 20th Street, Birmingham, Alabama, on April 17, 2002, at 9:00 A.M., Central Time, or any adjournment thereof.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS, AND IF NO INSTRUCTIONS ARE GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF THE PERSONS NOMINATED BY THE BOARD OF DIRECTORS AS DIRECTORS AND FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION OF THE COMPANY.